Exhibit 4.3

PEERLESS SYSTEMS CORPORATION
FORM OF WARRANT CERTIFICATE

THIS WARRANT CERTIFICATE (I) WILL NOT BE SEPARATELY TRANSFERABLE UNTIL THE EXPIRATION OF THE OVER-ALLOTMENT OPTION GRANTED TO THE [UNDERWRITERS] OR 60 DAYS AFTER THE EXERCISE IN FULL BY THE UNDERWRITERS OF SUCH OPTION, BUT IN NO EVENT EARLIER THAN THE DATE THAT PEERLESS SYSTEMS CORPORATION OR PEERLESS VALUE OPPORTUNITY FUND (“PVOF”) FILES A CURRENT REPORT ON FORM 8-K WHICH INCLUDES AN AUDITED BALANCE SHEET REFLECTING THE RECEIPT BY PVOF OF THE GROSS PROCEEDS OF THE PUBLIC OFFERING INCLUDING THE PROCEEDS RECEIVED BY PVOF FROM THE EXERCISE OF THE UNDERWRITERS’ OVER-ALLOTMENT OPTION, IF THE OVER-ALLOTMENT OPTION IS EXERCISED PRIOR TO THE FILING OF THE FORM 8-K.  (THE “DETACHMENT DATE”) AND (II) CANNOT BE EXERCISED IN WHOLE OR IN PART UNTIL __________, 2011.

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
AGENT AS PROVIDED HEREIN.

Warrant Certificate evidencing
Warrants to Purchase Common Stock, par value $.0001 per share, as described herein, of

Peerless Systems Corporation

No. ___________	CUSIP No. _____________

VOID AFTER 5:00 P.M., NEW YORK CITY TIME,
ON _______ __, 2013, OR UPON EARLIER REDEMPTION

This certifies that ________________________, or its registered assigns, is the registered holder of _____________________ warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Peerless Systems Corporation, a Delaware corporation (the “Company”), one share of the Company’s common stock, par value $.001 per share (the  “Common Stock”), at the Exercise Price set forth below.  The exercise price of each Warrant (the “Exercise Price”) shall be $5.00 initially, subject to adjustments as set forth in the Warrant Agreement (as defined below).

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole or in part, at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on __________, 2011 and ending at 5:00 P.M., New York City time, on _________, 2013 (the “Expiration Date”), provided the exercise of any Warrant evidenced hereby shall be null and void ab initio if either the Company or the Warrant Agent, in its sole discretion, determines that such exercise would either result in (i) an increase in ownership of 20% or more or (ii) aggregate ownership of 25% or more of the voting securities of the Company by any person, company, group or entity (each, a “Person”) immediately following such exercise.

Each Warrant remaining unexercised after 5:00 P.M., New York City time on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period (the “Exercise Date”) to [                                                    ] (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement described below) at its offices; located at ________, (i) this Warrant Certificate and the Warrants to be exercised (the “Book-Entry Warrants”) free on the records of The Depository Trust Company (the “Depository”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to purchase (“Election to Purchase”), properly executed (A) by the holder hereof on the reverse of this Warrant Certificate or (B) properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”) substantially in the form included on the reverse of hereof, as applicable and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds.  If any of (a) this Warrant Certificate or the Book-Entry Warrants, (b) the Election to Purchase, or (c) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York City time, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the date such items are received and such date shall be the Exercise Date for purposes hereof, provided that such exercise shall be null and void ab initio if either the Company or the Warrant Agent, in its sole discretion, determines that such exercise would result in either (i) an increase in ownership of 20% or more or (ii) aggregate ownership of 25% or more of the outstanding Common Stock by any Person immediately following such exercise.  If the date such items are received is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day and such date shall be the Exercise Date.  If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants.  The validity of any exercise of Warrants will be determined by the Warrant Agent and the Company in their sole discretion and such determination will be final and binding upon the holder of the Warrant.  If the exercise of Warrants by any holder is determined to be invalid, either the  Warrant Agent or the Company shall inform such holder of Warrants, but neither the Warrant Agent or the Company shall have any obligation to explain the reason for such invalidity.

As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York City.

Warrants may be exercised only in whole numbers of Warrants.  No fractional shares of Common Stock are to be issued upon the exercise of any Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.  If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such Registered Holder.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of _____________, 2011 (the “Warrant Agreement”), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof.  Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 300 Atlantic Avenue, Suite 301, Stamford, Connecticut 06901.

At any time during the Exercise Period, the Company may, at its option, redeem all (but not part) of the then outstanding Warrants upon giving notice in accordance with the terms of the Warrant Agreement (the “Redemption Notice”), at the price of $0.01 per Warrant (the “Redemption Price”); provided, that the last sales price of the Shares has been at least $7.50 per Share, on any twenty (20) trading days within a thirty (30) trading day period ending on the third Business Day prior to the date on which the Redemption Notice is given. In the event the Company shall elect to redeem all of the then outstanding Warrants, the Company shall fix a date for such redemption (the “Redemption Date”); provided, that such date shall occur prior to the expiration of the Exercise Period. The Warrants may be exercised in accordance with the terms of this Agreement at any time after a Redemption Notice shall have been given by the Company; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights whatsoever with respect to the Warrants shall cease on the Redemption Date, other than to the right to receive the Redemption Price.

The accrual of dividends, if any, on the Common Stock issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Common Stock.  From and after the issuance of such Common Stock, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Common Stock and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Common Stock shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Common Stock.

The Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

Prior to the Detachment Date, the Warrants represented by this Warrant Certificate may be exchanged or transferred only together with the common shares, par value $.0001 per share, of Peerless Value Opportunity Fund, a Delaware business trust, to which such Warrant is attached (together, a “Unit”), and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Unit.  Additionally, prior to the Detachment Date, each transfer of such Unit on the register of the Units shall operate also to transfer the Warrants included in such Units.  From and after the Detachment Date, the above provisions shall be of no further force and effect.  Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall issue and deliver, as provided in Section _ of the Warrant Agreement, in the name of the designated transferee one or more new Warrants in book entry form of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Common Stock, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated as of ________ __, 2011

PEERLESS SYSTEMS CORPORATION

By:

Authorized Officer

[NAME]
as Warrant Agent

By:

Authorized Officer

[REVERSE]
Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York City time, on the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, a certified or official bank check or a wire transfer in immediately available funds, in each case payable to the Warrant Agent at Account No. ____, in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE
TO BE EXECUTED IF WARRANT HOLDER DESIRES
TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on __________, ____ (the “Exercise Date”), _____________ Warrants, evidenced by this Warrant Certificate, to purchase, _________________ of the shares of Common Stock (the “Common Stock”) of Peerless Systems Corporation, a Delaware corporation (the “Company”), and represents that, on or before the Exercise Date, such holder has tendered payment for such Common Stock by certified or official bank check or bank wire transfer in immediately available funds to the order of the [Warrant Agent], in the amount of $_____________ in accordance with the terms hereof. The undersigned requests that said number of shares of Common Stock be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of shares of Common Stock is less than all of the shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

The undersigned hereby certifies that, as of the Exercise Date, immediately prior to the exercise, the undersigned owns the following number of: (i) shares of Common Stock (excluding Warrants and options): and (ii) Warrants and options to purchase Common Stock.

Number
Common Stock (excluding Warrants and options)
Warrants and options to purchase Common Stock

The undersigned hereby certifies that to the best of the undersigned’s knowledge, the exercise of Warrants set forth herein will neither result in: (i) an increase in ownership of 20% or more or (ii) aggregate ownership of 25% or more of the Common Stock by the undersigned or any other Person.  Yes   □   No   □

The undersigned understands that the Company will rely upon the certifications set forth herein to issue the shares of Common Stock purchasable hereunder.  Yes   □   No   □

The exercise of the  Warrants represented shall be null and void ab initio if, either the Company or the Warrant Agent,  in its sole discretion, determines that such exercise would either result in (i) an increase in ownership of 20% or more or (ii) aggregate ownership of 25% or more of the outstanding Common Stock by the registered holder or any other person, group or entity.

Date_________________________

Name_________________________
(Please Print)

_______________________________________________
(Insert Social Security or Other Identifying Number of Holder)

Address________________________________________________
________________________________________________
Signature_____________________

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand at:

By mail at:

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Common Stock and/or Warrant Certificates)

Name in which Common Stock is to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which book-entry statement is to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:

Name in which Warrant is to be registered if other than in the name of the registered holder of this Warrant Certificate:
(Street Address)
Address to which book-entry certificate is to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:

(City and State) (Zip Code)

Dated:

Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If shares of Common Stock, or unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or book-entry statements are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by a an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm_______________________________________________
Address__________________________________________________
Area Code and Number_______________________________________
Authorized Signature_________________________________________
Name_____________________________________________________
Title______________________________________________________
Dated: __________________________, 20___

ASSIGNMENT
(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER
DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED, _________________ HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO _________________________________________________________

_________________________________________________________________	_________________________________________________________________
(Please print name and address including zip code of assignee)	(Please insert social security or other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ____________ Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.
Dated:
_________________________________________________
Signature

(Signature must conform in all respects to the name of the
holder as specified on the face of this Warrant Certificate
and must bear a signature guarantee by an Eligible
Guarantor Institution (as that term is defined in Rule
17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE
Name of Firm________________________________________________
Address___________________________________________________
Area Code and Number________________________________________
Authorized Signature_________________________________________
Name_____________________________________________________
Title______________________________________________________
Dated: __________________________, 20___